EXHIBIT 16.1



                               November 19, 1998


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on November 3, 1998 filed by our former client, Secured Investment Resources Fund, L.P. III.

We agree with the statements made by that Item insofar as they relate to our Firm.

                                                     Very Truly Yours,

                                                    s/ BDO Seidman, LLP